UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

GOLDLAND HOLDINGS CO.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-53765 (Commission File Number)	26-1266967 (IRS Employer Identification No.)
590 York Road, Unit 3 Niagara On The Lake, Ontario, CANADA (principal executive offices)	L0S 1J0 (Zip Code)

(716) 803-0621
(registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 8.01

Other Events.

On October 2, 2015, a copy of a press release below was issued by the registrant:

GOLDLAND HOLDINGS CO. (GHDC) PROVIDES A SHAREHOLDERS BRIEF, WELCOMES NEW BOARD & OFFICERS

Toronto, Ontario- October 1, 2015- GOLDLAND HOLDINGS CO. (GHDC:OTCPINK) provides to its shareholders a corporate brief on current and expected on-goings and welcomes its newly appointed directors and officers.

On September 25, 2015 at a special meeting, shareholders elected three Board of Directors (BOD) who then appointed four new officers.  The following individuals are well experienced like-minded individuals who demand transparency, integrity, and prosperity:

-Mr. Paul Parliament - Chief Executive Officer, President, Chairman of the Board

- Mr. Martin Wolfe, CPA - Chief Financial Officer, Director

-Mr. Douglas Brooks - Vice-president, Director

-Mr. Richard Kaiser - Secretary, Chief Governance Officer

The Company and its shareholders welcome these 4 individuals.

Currently, the aforementioned team has been diligently working on several revenue generating and corporate accounting projects:

-Company anticipates an audit start date regarding financial statements so that the Company once again gains full reporting status with US SEC filings;

- A corporate deal out of Nicaragua with Mombacho, S.A., pending definitive agreement for closing;

- San Andres gaming contract cancellation has been voided and a new contract renegotiated, correcting various flaws in contract drawn-up from previous GHDC management;

-Three potential contracts with Central America in finance, technology and banking sectors, term-sheet effectuated with pending definitive agreements on closing transactions;

-ALL GHDC ‘s War Eagle Mountain mining claims located in Murphy, Idaho, USA  are up to date with the Bureau of land Management, BLM;

- GHDC’s lease of both its patented and unpatented mining claims to Silver Falcon Mining, Inc. (SFMI.OTCPINK) is in force, management will exercise all legal avenues to ensure collection per terms and condition under this lease agreement;

-New Company website being developed;

-Firm hired by management to audit all past stock issuances to confirm the validity of issuances under US SEC rules/regulations;

And,

-GHDC financial support secured through treasury deposits from Company executives.

The above summary is on advanced projects, not including projects still under consideration, development and/or due diligence.  Shareholders and other interested parties will be updated in the near term, once final documentations and BOD approvals have been consummated.

Mr. Paul Parliament, CEO/Chairman, states, “I’m very excited to begin the next stage of GHDC with a great team.  Together, we intend on bringing the company into a steady revenue run-rate with the immediate objective of bottom-line profitability in the upcoming 2016 operational year.  I thank all shareholders who have been patient during these past few months of transition.”

GHDC’s management and Board vision for the Company, upon successful executions, should bring upward momentum to shareholder value creations.

For further information about this release, contact Kara Craig, Investor Relations, YES INTERNATIONAL, 757-306-6090,yes@yesinternational.com.

About GoldLand Holdings Co:

GoldLand Holdings Co. (OTC-PINK: GHDC) is a diversified Company, holding gold and silver mining properties in North America, with an aggressive growth strategy driven through mergers, acquisitions, and new ventures. This will result in a multi-divisional, financially viable and profitable wholly owned subsidiary model company.

GoldLand Holdings Co. cautions that the statements made in this press release and other forward looking statements made on behalf of the Company may be affected by such other factors including, but not limited to, vagaries of trade, market competition and other risks detailed herein and from time to time in the U.S. Securities and Exchange Commission filings of the Company.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell registrant transactions.  Not applicable.

(d)

Exhibits.

Exhibit No.	Identification of Exhibit
99.1*	Press Release issued on October 2, 2015 entitled " GOLDLAND HOLDINGS CO. (GHDC) PROVIDES A SHAREHOLDERS BRIEF, WELCOMES NEW BOARD & OFFICERS."

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*

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:October 2, 2015	GOLDLAND HOLDINGS CO.

By /s/ Paul Parliament
Paul Parliament, chief executive officer

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